Exhibit 99.1

Response Biomedical Corp. Announces Notification of TSX Continued Listing Review

VANCOUVER, British Columbia – November 19, 2015 - Response Biomedical Corp. (“Response” or “the Company”) (TSX: RBM, OTCQB: RPBIF) a commercial stage in-vitro medical device company with products for the laboratory and point of care markets, today announced that it has received notice that the Toronto Stock Exchange (the “TSX”) is reviewing the eligibility for continued listing on the TSX of the common shares of Response pursuant to Part VII of the TSX Company Manual. The TSX initiated its review because the price of Response’s shares have traded below $0.68 for 30 consecutive trading days, and as a result, the market value of the publicly-held common shares (as defined by the TSX) did not meet the minimum threshold of $2 million required under the TSX rules. Under the TSX definition, shares held by certain significant shareholders and the Company’s directors and officers, which in the case of Response total approximately 70% of its outstanding shares, are excluded from the calculation of publicly-held shares. The Company has been granted 120 days in which to demonstrate compliance with the continued listing requirements of the TSX, pursuant to the TSX’s Remedial Review Process. Receipt of this notice has no immediate effect on the listing of the Company’s shares.

Response and the TSX will continue to monitor the Company’s market capitalization during the review period. In the event the Company is unable to continue with the listing of its securities on the TSX, other listing alternatives exist for reporting issuers in the U.S. and Canada including the TSX Venture Exchange.

About Response Biomedical Corp.

Response develops, manufactures and markets rapid on-site diagnostic tests for use with its RAMP® platform for clinical, biodefense and environmental applications. RAMP® represents a unique paradigm in diagnostics that provides reliable, quality results in minutes. The RAMP® platform consists of a reader and single-use disposable test cartridges and has the potential to be adapted to any other medical and non-medical immunoassay based test currently performed in laboratories. Response clinical tests are commercially available for the aid in early detection of heart attack, congestive heart failure, thromboembolism, influenza A and B and RSV. In the non-clinical market, RAMP® tests are currently available for the environmental detection of West Nile Virus and Dengue Fever antigen and for Biodefense applications including the rapid on-site detection of anthrax, smallpox, ricin and botulinum toxin. Response is a publicly traded company listed on the TSX under the trading symbol "RBM" and quoted on the OTCQB under the symbol "RPBIF". For further information, please visit the Company's website at www.responsebio.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about Response Biomedical Corp. Examples of forward-looking statements in this press release include statements regarding our belief that other listing alternatives exist for reporting issuers in the U.S. and Canada including the TSX Venture Exchange. These statements are only predictions based on our current expectations and projections about future events. Although we believe the expectations reflected in such forward-looking statements, and the assumptions upon which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct and if such expectations are not met, our business may suffer.

Readers should not place undue reliance on these statements. Actual events or results may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many factors may cause the Company’s actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our Current Reports on Form 8-K, our Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities.

The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement. Except as expressly required by applicable securities laws, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Response Biomedical Corp.:
W.J. (Bill) Adams, 604-456-6010
Chief Financial Officer

ir@responsebio.com